Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-139509, 333-151571, 333-167381, 333-177818, 333-206931, 333-223545 and 333-273640, each on Form S-8 of our reports dated February 21, 2024, relating to the financial statements of IPG Photonics Corporation and the effectiveness of IPG Photonics Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 21, 2024